Exhibit 99.1
SUPERIOR REFINING BUSINESS
Index to Financial Statements
Superior Refining Business audited financial statements:

Report of KPMG LLP, independent auditors	2
Balance sheets as of December 31, 2010 and 2009	3
Statements of income and comprehensive income for the years ended December 31, 2010, 2009 and 2008	4
Statements of changes in net parent investment for the years ended December 31, 2010, 2009 and 2008	5
Statements of cash flows for the years ended December 31, 2010, 2009 and 2008	6
Notes to audited financial statements	7
Superior Refining Business unaudited financial statements:

SUPERIOR REFINING BUSINESS

Independent Auditors’ Report

The Board of Directors
Murphy Oil USA, Inc.:

We have audited the accompanying balance sheets of the Superior Refining Business as of December 31, 2010 and 2009, and the related statements of income and comprehensive income, changes in net parent investment, and cash flows for each of the years in the three-year period ended December 31, 2010. These financial statements are the responsibility of management of the Superior Refining Business. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Superior Refining Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Superior Refining Business as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

June 29, 2011

SUPERIOR REFINING BUSINESS

BALANCE SHEETS
(Thousands of dollars)

	December 31,
	2010	2009

Assets
Current assets
Accounts receivable, less allowance for doubtful accounts of $630 in 2010 and $730 in 2009	$49,613	$35,622
Inventories, at lower of cost or market
Crude oil and blend stocks	23,089	8,890
Finished products	41,329	32,200
Materials and supplies	9,597	8,247
Prepaid expenses	328	335
Deferred income taxes	6,557	—

Total current assets	130,513	85,294

Property, plant and equipment, at cost	346,299	312,025
Less accumulated depreciation	(187,713)	(175,375)

Net property, plant and equipment	158,586	136,650

Deferred turnaround costs	13,271	17,262
Deferred charges and other assets	663	892

Total assets	$303,033	$240,098

Liabilities and Net Parent Investment
Current liabilities
Accounts payable and accrued liabilities	105,679	64,370
Deferred income taxes	—	5,748

Total current liabilities	105,679	70,118

Deferred income taxes	33,258	23,887
Deferred credits and other liabilities	3,096	3,450
Net parent investment	161,000	142,643

Total liabilities and net parent investment	$303,033	$240,098

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Thousands of dollars)

	Years Ended December 31,
	2010	2009	2008

Revenues
Sales and other operating revenues:
Related parties	$790,228	$577,236	$752,175
Third parties	299,213	233,012	261,361
Other income	1,744	1,298	3,419

Total revenues	1,091,185	811,546	1,016,955

Costs and expenses
Crude oil and product purchases:
Related parties	159,207	85,285	114,084
Third parties	783,674	585,158	775,176
Operating expenses	85,233	92,367	97,324
General and administrative expenses	13,412	12,044	11,559
Depreciation expense	12,362	12,728	12,767
Interest expense	10	296	19

Total costs and expenses	1,053,898	787,878	1,010,929

Income before income taxes	37,287	23,668	6,026
Income tax expense
Federal	11,542	8,084	2,033
State	1,871	1,106	281

Total income tax expense	13,413	9,190	2,314

Net income and comprehensive income	$23,874	$14,478	$3,712

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
(Thousands of dollars)

Balance as of January 1, 2008	$74,696
Net income	3,712
Change in amount owed to/from Parent	71,419

Balance as of December 31, 2008	149,827
Net income	14,478
Change in amount owed to/from Parent	(21,662)

Balance as of December 31, 2009	142,643
Net income	23,874
Change in amount owed to/from Parent	(5,517)

Balance as of December 31, 2010	$161,000

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS

STATEMENTS OF CASH FLOWS
(Thousands of dollars)

	Years Ended December 31,
	2010	2009	2008

Operating activities
Net income	$23,874	$14,478	$3,712
Adjustments to reconcile net income to net cash provided (required) by operating activities
Depreciation expense	12,362	12,728	12,767
Amortization of deferred major repair costs	6,356	7,055	5,900
Deferred income taxes	(2,934)	6,885	1,317
Decreases (increases) in operating working capital:
Accounts receivable – trade	(13,991)	(15,549)	19,162
Inventories	(24,678)	(1,233)	(2,861)
Prepaid expenses	7	205	424
Accounts payable and accrued liabilities	41,309	27,704	(65,423)
Other operating activities – net	(126)	(161)	254

Net cash provided (required) by operating activities	42,179	52,112	(24,748)

Investing activities
Property additions	(34,297)	(30,450)	(22,860)
Expenditures for major repairs	(2,365)	—	(23,811)

Net cash required by investing activities	(36,662)	(30,450)	(46,671)

Financing activities
Net change in amount owed to (due from) parent	(5,517)	(21,662)	71,419

Net cash provided (required) by financing activities	(5,517)	(21,662)	71,419

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

Supplemental cash flow disclosures
Cash paid during the year for interest	$2	$273	$18

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
(Thousands of dollars)

A.	Business Description

The Superior Refining Business (the “Business”) includes the operations of the Superior, Wisconsin Refinery (the “Refinery”) and the major related marketing assets. The Business is owned by Murphy Oil USA, Inc. (“MOUSA”), a wholly owned subsidiary of Murphy Oil Corporation (“Murphy” or “Parent”). Murphy acquired the Refinery in 1958.

The Refinery has a rated throughput capacity of 35,000 barrels of crude oil per stream day. The Refinery is located adjacent to the Interprovincial Pipeline (IPL) that originates in Alberta, Canada. The Refinery utilizes the IPL to obtain most of its crude oil feedstock, which includes light, sweet synthetic and conventional crude oils as well as heavy asphaltic type crude oil. In addition to a crude unit, the Refinery’s other units include vacuum distillation, fluid catalytic cracking, naphtha hydrotreating, catalytic reforming, and gasoline and distillate hydrotreating.

The major marketing assets of the Business include several owned or leased refined product terminals, including:

Superior, Wisconsin – light products, asphalt

Duluth, Minnesota – light products

Duluth Marine, Minnesota – marine bunker fuels

Rhinelander, Wisconsin – asphalt

Crookston, Minnesota – asphalt

Grand Island, Nebraska (leased) – asphalt

Tooele, Utah (leased) – asphalt

The Business includes the crude oil supply activities of the Refinery. Amounts owed for purchases of crude oil from third parties are included in accounts payable and accrued liabilities.

The Superior terminal is adjacent to the Refinery. Product is shipped to the Duluth light products terminal by pipeline. Asphalt is trucked to Rhinelander and Crookston and is transported by rail to Grand Island and Tooele. Marine bunker fuels are shipped via truck to the Duluth marine terminal, which is located on Lake Superior.

B.	Significant Accounting Policies

Basis of Presentation – These financial statements have been prepared in accordance with applicable United States generally accepted accounting principles (GAAP). Although the Business is operated as a component of an integrated U.S. refining and marketing (R&M) operation, these financial statements are presented as if the Business was operated as a stand-alone entity separate from an integrated R&M operation.

Significant considerations in preparing these financial statements include:

•	use of MOUSA’s historical cost basis in the Business.

•	the Business sells a significant portion of its refined products to related parties, primarily the marketing division of MOUSA. The transfer price used for these product sales is based primarily on the Platt’s Group III Mean posted price for the month the sale to the related party occurred.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

•	the Business purchases certain crude oil feedstock from affiliates of Murphy. The purchase price has been established for this crude oil based on NYMEX WTI calendar month average plus/minus a differential.

•	the Business does not have its own financing facilities. The Business relies on Murphy and its subsidiaries to provide credit and financing as needed to operate.

•	allocations and estimates of general and administrative costs attributable to operations of the Business have been made as determined by management in accordance with SEC Staff Accounting Bulletin (SAB) Topic 1-B “Allocation of expenses and related disclosures in financial statements of subsidiaries, divisions or lesser business components of another entity.” This includes allocation for MOUSA and Murphy overhead as deemed appropriate.

The historical results are not necessarily indicative of the results to be expected in future periods.

Use of Estimates – In preparing the financial statements of the Business in conformity with U.S. GAAP, management has made a number of estimates and assumptions related to the reporting of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. Actual results may differ from the estimates.

Revenue Recognition – Revenues associated with sales of refined products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customer, which may include related party sales to other components of MOUSA. Title transfers for bulk refined products generally occur at pipeline custody points or upon truck loading at product terminals.

The Business enters into buy/sell and similar arrangements when crude oil and other petroleum products are held at one location but are needed at a different location. The Business often pays or receives funds related to the buy/sell arrangement based on location or quality differences. The Business accounts for such transactions on a net basis in its Statements of Income.

Taxes Collected From Customers and Remitted to Government Authorities – Excise and other taxes collected on sales of refined products and remitted to governmental agencies are excluded from revenues and costs and expenses in the Statements of Income. Excise taxes collected and remitted were $45,173 in 2010, $42,335 in 2009, and $40,815 in 2008.

Cash and Cash Equivalents – Short-term investments, which include government securities and other instruments with government securities as collateral, that have a maturity of three months or less from the date of purchase are classified as cash equivalents. The Business, similar to all MOUSA businesses, participates in Murphy’s consolidated U.S. cash management system. Therefore, all cash inflows and outflows of the Business are managed by Murphy and accounted for as a change in Net Parent Investment. See also Net Parent Investment section of this note and Note L.

Accounts Receivable – The Business’ accounts receivable include certain direct sales to third parties from the Refinery and sales from terminals. The receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses on these receivables. Management reviews this allowance at least quarterly and bases its assessment on a combination of current information about its customers and historical write-off experience.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

Inventories – Inventories of crude oil, other blend stocks and finished products are valued at the lower of cost, applied on a last-in, first-out (LIFO) basis, or market. Materials and supplies are valued at the lower of average cost or estimated value.

Property, Plant and Equipment – Refineries and certain marketing facilities are depreciated primarily using the straight-line method with depreciable lives ranging from 16 to 25 years. Gains and losses on disposals or retirements are included in income as a separate component of revenues. Management evaluates impairment of long-lived assets on a specific asset basis or in groups of similar assets, as applicable. An impairment is recognized when the estimated undiscounted future net cash flows of an asset are less than its carrying value.

The Business has not recorded an asset retirement obligation (ARO) for its refining and certain of its marketing assets because sufficient information is presently not available to estimate a range of potential settlement dates for the obligation. These assets are consistently being upgraded and are expected to be operational into the foreseeable future. An ARO liability will be recorded in the period in which sufficient information exists to estimate the liability. An insignificant ARO liability for the Duluth Marine terminal has been recorded in the Business’ Balance Sheets within deferred credits and other liabilities for all years presented.

Turnarounds for major processing units are scheduled at four to five year intervals at the Refinery. Turnaround work associated with various other less significant units at the Refinery will vary depending on operating requirements and events. The Business defers turnaround costs incurred and amortizes such costs through Operating Expenses over the period until the next scheduled turnaround. All other maintenance and repairs are expensed as incurred. Renewals and betterments are capitalized.

Environmental Liabilities – A liability for environmental matters is established when it is probable that an environmental obligation exists and the cost can be reasonably estimated. If there is a range of reasonably estimated costs, the most likely amount will be recorded, or if no amount is most likely, the minimum of the range is used. Related expenditures are charged against the liability. Environmental remediation liabilities have not been discounted for the time value of future expected payments. Environmental expenditures that have future economic benefit are capitalized.

Income Taxes – The Business accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are in effect when the differences are expected to reverse.

The Business’ results of operations are included in the consolidated federal income tax return of Murphy, while in most cases, these results have been included in the various state tax returns of MOUSA. For these financial statements, federal and state income taxes have been computed and recorded as if the Business filed separate federal and state income tax returns. Federal and state income tax benefits of operating losses generated are recognized to the extent that they could be expected to reduce federal income tax expense for the Business via a carryback to a previous year or carried forward for use in a subsequent year. The calculations of current and deferred income taxes, therefore, require use of certain assumptions, allocations and estimates that management believes are reasonable to reflect the Business’ income taxes as a stand-alone taxpayer. The Business has elected to classify any interest expense and penalties related to the underpayment of income taxes in Interest Expense in the Statements of Income.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

Derivative Instruments and Hedging Activities – The fair value of a derivative instrument is allocated as an asset or liability in the Business’ Balance Sheets as the derivative provides an effective economic hedge to identified risks associated with the Business. Upon entering into a derivative contract, management may designate the derivative as either a fair value hedge or a cash flow hedge, or decide that the contract is not a hedge, and thenceforth, recognize changes in the fair value of the contract in earnings. Management documents the relationship between the derivative instrument designated as a hedge and the hedged items as well as its objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as fair value or cash flow hedges are linked to specific assets and liabilities or to specific firm commitments or forecasted transactions. Management assesses at inception and on an ongoing basis whether a derivative instrument used as a hedge is highly effective in offsetting changes in the fair value or cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting. Changes in the fair value of a qualifying fair value hedge are recorded in earnings along with the gain or loss on the hedged item. Changes in the fair value of a qualifying cash flow hedge are recorded in other comprehensive loss until the hedged item is recognized in earnings. When the income effect of the underlying cash flow hedged item is recognized in the Statements of Income, the fair value of the associated cash flow hedge is reclassified from other comprehensive income or loss into earnings. Ineffective portions of a cash flow hedge derivative’s change in fair value are recognized currently in earnings. If a derivative instrument no longer qualifies as a cash flow hedge and the underlying forecasted transaction is no longer probable of occurring, hedge accounting is discontinued and the gain or loss recorded in other comprehensive or loss is recognized immediately in earnings. See Note H for further information about the Business’ derivative instruments.

Stock-Based Compensation – The fair value of awarded stock options and restricted stock units is determined based on a combination of management assumptions and the market value of Murphy’s common stock. Management uses the Black-Scholes option pricing model for computing the fair value of stock options. The primary assumptions made by management include the expected life of the stock option award and the expected volatility of Murphy’s common stock prices. Management uses both historical data and current information to support its assumptions. Stock option expense is recognized on a straight-line basis over the respective vesting period of two or three years. Management uses a Monte Carlo valuation model to determine the fair value of performance-based restricted stock units and expense is recognized over the three-year vesting period. Management estimates the number of stock options and performance-based restricted stock units that will not vest and adjusts its compensation expense accordingly. Differences between estimated and actual vested amounts are accounted for as an adjustment to expense when known. See note G for a discussion of the basis of allocation of such costs.

Net Parent Investment – The Net Parent Investment represents a net balance reflecting Murphy’s initial investment in the Business and subsequent adjustments resulting from the operations of the Business and various transactions between the Business and Murphy. The balance is the result of the Business’ participation in Murphy’s centralized cash management program under which all the Business’ cash receipts are remitted to and all cash disbursements are funded by Murphy. The net balance includes amounts due from or owed to Parent. Other transactions affecting the Net Parent Investment include general and administrative expenses incurred by Murphy and allocated to the Business. There are no terms of settlement or interest charges associated with the Net Parent Investment balance. Changes in amounts owed to or due from Parent are included in financing activities in the Statements of Cash Flows.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

C.	Inventories

Inventories accounted for under the LIFO method totaled $64,418 at December 31, 2010 and $41,090 at December 31, 2009. These amounts were $104,163 and $84,218, respectively, less than such inventories would have been valued using the FIFO method. There were no substantial liquidations of LIFO inventory layers for the year ended December 31, 2010. During the years ended December 31, 2009 and 2008, the Business incurred liquidations of LIFO inventory layers that resulted in (losses)/gains in income before income taxes of $(3,425) and $7,130, respectively.

D.	Property, Plant and Equipment

Investment in property, plant and equipment at December 31, 2010 and 2009 is shown below.

	2010		2009
	Cost	Net	Cost	Net

Refining	$322,110	149,126	288,545	126,784
Other	24,189	9,460	23,480	9,866

	$346,299	158,586	312,025	136,650

E.	Income Taxes

The components of income tax expense (benefit) for the three years ended December 31, 2010 were as follows.

	2010	2009	2008

Federal – Current	$14,092	$2,016	$873
Deferred	(2,550)	6,068	1,160

	11,542	8,084	2,033
State current and deferred	1,871	1,106	281

Total income tax expense	$13,413	$9,190	$2,314

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense.

	2010	2009	2008

Income tax expense based on the U.S. statutory tax rate	$13,050	$8,284	$2,109
State income taxes, net of federal benefit	1,216	718	182
Qualified production activities deduction	(899)	(129)	(56)
Other, net	46	317	79

Total	$13,413	$9,190	$2,314

An analysis of the Company’s deferred tax assets and deferred tax liabilities at December 31, 2010 and 2009, showing the tax effects of significant temporary differences follows.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

	2010	2009

Deferred tax assets
Inventory valuation	$6,057	$—
Liabilities for dismantlements	137	229
Other deferred tax assets	1,221	1,378

Total deferred tax assets	7,415	1,607

Deferred tax liabilities
Accumulated depreciation	(26,949)	(16,057)
Deferred turnaround costs	(4,645)	(6,042)
Inventory valuation	—	(6,371)
Other	(2,522)	(2,772)

Total deferred tax liabilities	(34,116)	(31,242)

Net deferred tax liabilities	$(26,701)	$(29,635)

In management’s judgment, the deferred tax assets in the preceding table will more likely than not be realized as reductions of future taxable income of the Business. There were no valuation allowances for deferred tax assets at the end of either year.

Under U.S. GAAP the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Business has not recorded any effect for unrecognized income tax benefits for either of the years reported.

Murphy’s tax returns in multiple jurisdictions that include the Business are subject to audit by taxing authorities. These audits often take years to complete and settle. As of December 31, 2010, the earliest year remaining open for audit and/or settlement in the United States is 2007. Although management believes that recorded liabilities for unsettled issues are adequate, gains or losses could occur in future years from resolution of outstanding matters.

F.	Employee and Retiree Benefit Plans

Pension and Other Postretirement Plans – Murphy sponsors noncontributory defined benefit pension plans for union employees at the Refinery. In addition, Murphy has noncontributory defined benefit pension plans that cover most full-time non-union employees of the Business. The activities of these plans are allocated by Murphy’s consulting actuary to the various operations of Murphy, which includes the Business. Murphy’s tax qualified plans meet the funding requirements of federal laws and regulations. Murphy also sponsors a plan that provides health care and life insurance benefits, which are not funded, for most retired employees. The health care benefits are contributory; the life insurance benefits are noncontributory. For purposes of these financial statements, the Business is considered to be participating in multi-employer benefit plans of Murphy due to commingling of various plan assets of Murphy.

The Business’ allocated share of the Parent’s employee pension and postretirement plan expenses was $2,374, $2,133, and $1,736 for the years ended December 31 2010, 2009, and

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

2008, respectively. Employee benefit plan expenses incurred by the Business are included in operating expenses with the related payroll costs.

Thrift Plans – Most full-time employees of the Business may participate in thrift plans by allotting up to a specified percentage of their base pay. Murphy matches contributions at a stated percentage of each employee’s allotment based on years of participation in the plans. Amounts charged to expense for these plans were $432 in 2010, $423 in 2009 and $459 in 2008.

G.	Stock-Based Compensation

Costs resulting from all share-based payment transactions are allocated and recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Certain employees of Murphy have received annual grants in the form of Murphy stock options and/or restricted stock units. Accordingly, the Business has recorded compensation expense for these plans in accordance with SAB Topic 1-B. All compensation expense related to these plans for full-time employees of the Business has been allocated 100% to the Business. For employees whose services cover both the Business and other Murphy entities, the Business records share-based compensation based on the estimated percentage of time spent by each management member providing services to the Business applied to the total share-based compensation of each employee. Amounts recognized in the financial statements by the Business with respect to Murphy’s share-based plans are as follows.

	2010	2009	2008

Compensation charged against income before income tax benefit	$1,670	$1,288	$1,390
Related income tax benefit recognized in income	585	451	487

These amounts recognized have been allocated based on similar methods to other compensation related expenses (i.e. salaries and other benefits).

As of December 31, 2010, there was $946 in compensation costs to be expensed over approximately the next two years related to unvested share-based compensation arrangements granted to employees of the Business.

Stock Options – Murphy’s Executive Compensation Committee (the Committee) fixes the option price of each option granted at no less than fair market value (FMV) of Murphy common stock on the date of the grant and fixes the option term at seven years from such date. One-half of each grant is exercisable after two years and the remainder after three years. The fair value of each option award is estimated on the date of grant using the Black-Scholes pricing model.

Performance-Based Restricted Stock Units – Restricted stock units were granted in 2008 through 2010 under Murphy’s 2007 Long-Term Incentive Plan. Each grant will vest if Murphy achieves specific objectives based on market conditions at the end of the designated performance period. Additional shares may be awarded if objectives are exceeded, but some or all shares may be forfeited if objectives are not met. The performance conditions generally include a measure of Murphy’s total shareholder return over the performance period compared to an industry peer group of companies. No dividends are paid or voting rights exist on awards of restricted stock units; however, if these restricted stock units ultimately vest, past dividends from the date of award will also accrue. During the performance period, restricted stock units are subject to transfer restrictions and are subject to forfeiture if a grantee terminates employment. The fair

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

value of the performance units granted from 2008 through 2010 was estimated on the date of grant using a Monte Carlo valuation model. If performance goals are not met, shares will not be awarded, but recognized compensation cost associated with the stock award would not be reversed.

H.	Financial Instruments and Risk Management

Derivative Instruments – The Business makes limited use of derivative instruments to manage certain risks related to commodity prices. The use of derivative instruments for risk management is covered by operating policies and is closely monitored by senior management. The Business does not hold any derivatives for speculative purposes and it does not use derivatives with leveraged or complex features. Derivative instruments are traded primarily with creditworthy major financial institutions or over national exchanges such as the New York Mercantile Exchange (NYMEX). To qualify for hedge accounting, the changes in the market value of a derivative instrument must historically have been, and would be expected to continue to be, highly effective at offsetting changes in the prices of the hedged item. To the extent that the change in fair value of a derivative instrument has less than perfect correlation with the change in the fair value of the hedged item, a portion of the change in fair value of the derivative instrument is considered ineffective and would normally be recorded in earnings during the affected period.

Fair Value – The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and cash equivalents, accounts receivable, investments and noncurrent receivables included in other assets, accounts payable and accrued liabilities all had fair values approximating carrying amounts. The fair value of letters of credit, which represents fees associated with obtaining the instruments, was nominal.

Crude Oil Purchase Price Risks – The Business purchases crude oil as feedstock and is therefore subject to commodity price risk. Short-term derivative instruments were outstanding at December 31, 2010 to manage the purchase of 118,000 barrels of crude oil at the Refinery. Total pretax charges from marking these contracts to market for 2010 were $335.

At December 31, 2010, the fair value of derivative instruments not designated as hedging instruments are presented in the following table.

	December 31, 2010
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Commodity derivative contracts	—	$—	Accounts payable and accrued liabilities	$335

No commodity derivative contracts were outstanding as of December 31, 2009.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

For the three-year period ended December 31, 2010, the gains and losses recognized in the Statements of Income for commodity derivative contracts not designated as hedging instruments are presented in the following table.

	Location of Gain (Loss) Recognized	Amount of Gain (Loss) Recognized
Year Ended	in Income on Derivative	in Income on Derivative

December 31, 2010	Crude oil and product purchases	$(721)
December 31, 2009	Crude oil and product purchases	(8,656)
December 31, 2008	Crude oil and product purchases	576

Credit Risks – The primary credit risks for the Business are associated with trade accounts receivable and derivative instruments. Trade receivables arise mainly from sales of petroleum products to a large number of customers who are geographically dispersed in the United States. The credit history and financial condition of potential customers are reviewed before credit is extended, security is obtained when deemed appropriate based on a potential customer’s financial condition, and routine follow-up evaluations are made. The combination of these evaluations and the large number of customers tends to limit the risk of credit concentration to an acceptable level.

I.	Commitments

Commitments for capital expenditures were approximately $19,003 at December 31, 2010 for projects at the Refinery.

J.	Contingencies

The operations and earnings of the Business have been and may be affected by various forms of governmental action. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; import and export controls; price controls; currency controls; allocation of supplies of crude oil and petroleum products, corn and other goods; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting the Business relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations, may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on the Business.

Environmental and Safety Matters – The Business and other companies in the oil and gas industry are subject to numerous federal, state and local laws and regulations dealing with the environment. Violation of federal or state environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and construction bans or delays. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject the Business to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

The Business currently owns or leases, and has in the past owned or leased, properties at which hazardous substances have been or are being handled. Although the Business has used operating and disposal practices that were standard in the industry at the time, hazardous

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

substances may have been disposed of or released on or under the properties owned or leased by the Business or on or under other locations where these wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes were not under the control of the Business. Under existing laws, the Business could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), and to clean up contaminated property (including contaminated groundwater). While some of these historical properties are in various stages of negotiation, investigation, and/or cleanup, the Business is investigating the extent of any such liability and the availability of applicable defenses and believes costs related to these sites will not have a material adverse affect on the Business’ future net income, financial condition or liquidity.

There is the possibility that environmental expenditures could be required at currently unidentified sites, and new or revised regulations could require additional expenditures at the known site. However, based on information currently available, the amount of future remediation costs incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Business’ future net income, cash flows or liquidity.

Legal Matters – The Business and Murphy are engaged in a number of other legal proceedings, all of which management considers routine and incidental to its business. Based on information currently available, the ultimate resolution of environmental and legal matters referred to in this note is not expected to have a material adverse effect on the Business’ net income, financial condition or liquidity in a future period.

K.	Assets and Liabilities Measured at Fair Value

The Business adopted the FASB’s fair value measurements rule on January 1, 2008. The portion of the rule applicable to nonrecurring nonfinancial assets and liabilities was adopted on January 1, 2009. The rule establishes a fair value hierarchy based on the quality of inputs used to measure fair value, with Level 1 being the highest quality and Level 3 being the lowest quality. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1. Level 3 inputs are unobservable inputs which reflect assumptions about pricing by market participants.

The Business carries certain liabilities at fair value in its Balance Sheet. The fair value measurements for these assets at December 31, 2010 are presented in the following table.

Fair Value Measurements at Reporting Date Using
Quoted Prices in
		Active Markets for		Significant
		Identical Assets	Significant Other	Unobservable
	Fair Value at	(Liabilities)	Observable Inputs	Inputs
	December 31, 2010	(Level 1)	(Level 2)	(Level 3)

Liabilities
Commodity derivatives	$(335)	—	(335)	—

There were no assets or liabilities measured at fair value as of December 31, 2009.

The fair value of commodity derivative was determined based on market quotes for West Texas Intermediate crude contracts at the balance sheet date. The change in fair value of commodity derivatives is recorded in Crude Oil and Product Purchases in the Statements of Income. The

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
December 31, 2010 and 2009
(Thousands of dollars)

carrying value of the Business’ Accounts Receivable and Accounts Payable approximates fair value.

L.	Related Party Transactions

Related-party transactions of the Business include the sale of refined products by the Business to MOUSA, the purchases of crude oil and natural gas by the Business from Murphy, and the allocation of certain general and administrative costs from Murphy to the Business.

Sales of refined products from the Business to MOUSA are recorded at intercompany transfer prices which are market prices adjusted by quality, location, and other differentials on the date of the sale. Purchases of crude oil and natural gas by the Business from Murphy are recorded at market prices. General and administrative costs are charged by Murphy to the Business based on management’s determination of such costs attributable to the operations of the Business. However, such related-party transactions cannot be presumed to be carried out on an arm’s length basis as the requisite conditions of competitive, free-market dealings may not exist. For purposes of these financial statements, payables and receivables related to transactions between the Business and MOUSA are included as a component of the Net Parent Investment.

Murphy provides cash management services to the Business. As a result, the Business generally remits funds received to Murphy, and Murphy pays all operating and capital expenditures on behalf of the Business. Such cash transactions are reflected in the change in the Net Parent Investment.

During 2010, 2009, and 2008, Murphy provided the Business with certain general and administrative services, including centralized corporate functions of legal, accounting, treasury, environmental, engineering, information technology, and human resources. For these services, Murphy charged the Business a portion of its total general and administrative expenses incurred in the United States, with this allocation based on one or more of (a) percentage of direct costs incurred, (b) Refinery throughput, and (c) employee headcount. The amounts allocated were $12,756, $11,477, and $11,026 for the years ended December 31, 2010, 2009, and 2008, respectively.

Management believes that the assumptions, estimates and allocations used to prepare the financial statements of the Business are reasonable. The revenues, costs and expenses reflected in the financial statements may have been different had the Business operated as a separate entity.

M.	Operating Expenses

Operating expenses in 2008 included $4,791 for write-off of work-in-progress costs for an ultra-low sulfur diesel hydrotreater unit that was abandoned.

N.	Subsequent Events

Management has evaluated subsequent events through the date of issuance of these financial statements (June 29, 2011). In certain cases, events that occur after the balance sheet date lead to recognition and/or disclosure in the financial statements.

SUPERIOR REFINING BUSINESS

BALANCE SHEETS
(Thousands of dollars)

	June 30, 2011	December 31, 2010
	(Unaudited)

Assets
Current assets
Accounts receivable, less allowance for doubtful accounts of $862 in 2011 and $630 in 2010	$80,906	$49,613
Inventories, at lower of cost or market
Crude oil and blend stocks	23,192	23,089
Finished products	81,907	41,329
Materials and supplies	14,175	9,597
Prepaid expenses	940	328
Deferred income taxes	6,563	6,557

Total current assets	207,683	130,513

Property, plant and equipment, at cost	362,863	346,299
Less accumulated depreciation	(194,934)	(187,713)

Net property, plant and equipment	167,929	158,586

Deferred turnaround costs	10,261	13,271
Deferred charges and other assets	669	663

Total assets	$386,542	$303,033

Liabilities and Net Parent Investment
Current liabilities
Accounts payable and accrued liabilities	112,792	105,679

Total current liabilities	112,792	105,679

Deferred income taxes	32,274	33,258
Deferred credits and other liabilities	2,943	3,096

Net parent investment	238,533	161,000

Total liabilities and net parent investment	$386,542	$303,033

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Thousands of dollars)
(Unaudited)

	Six Months Ended June 30,
	2011	2010

Revenues
Sales and other operating revenues:
Related parties	$527,793	$372,735
Third parties	140,852	97,600
Other income	383	477

Total revenues	669,028	470,812

Costs and expenses
Crude oil and product purchases:
Related parties	94,711	40,305
Third parties	475,772	373,145
Operating expenses	52,283	40,267
General and administrative expenses	7,982	6,286
Depreciation expense	7,252	5,973
Interest expense	—	2

Total costs and expenses	638,000	465,978

Income before income taxes	31,028	4,834

Income tax expense
Federal	9,622	1,500
State	1,548	243

Total income tax expense	11,170	1,743

Net income and comprehensive income	$19,858	$3,091

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
(Thousands of dollars)
(Unaudited)

2011

Balance as of January 1	$161,000
Net income	19,858
Change in amount owed to/from Parent	57,675

Balance as of June 30	$238,533

See accompanying notes to financial statements

SUPERIOR REFINING BUSINESS

STATEMENTS OF CASH FLOWS
(Thousands of dollars)
(Unaudited)

	Six Months Ended June 30,
	2011	2010

Operating activities
Net income	$19,858	$3,091
Adjustments to reconcile net income to net cash provided (required) by operating activities:
Depreciation expense	7,252	5,973
Amortization of deferred major repair costs	3,013	3,349
Deferred income taxes	(990)	(126)
Decreases (increases) in operating working capital:
Accounts receivable – trade	(31,293)	(48,831)
Inventories	(45,259)	(45,078)
Prepaid expenses	(612)	172
Accounts payable and accrued liabilities	7,113	26,965
Other operating activities – net	(159)	(113)

Net cash required by operating activities	(41,077)	(54,598)

Investing activities
Property additions	(16,595)	(19,721)
Expenditures for major repairs	(3)	(2,317)

Net cash required by investing activities	(16,598)	(22,038)

Financing activities
Net change in amount owed to (due from) parent	57,675	76,636

Net cash required by financing activities	57,675	76,636

Net change in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

Supplemental cash flow disclosures
Cash paid during the year for interest	$—	$2

See accompanying notes to financial statements.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

A.	BUSINESS DESCRIPTION

The Superior Refining Business (the “Business”) includes the operations of the Superior, Wisconsin Refinery (the “Refinery”) and the major related marketing assets. The Business is owned by Murphy Oil USA, Inc. (“MOUSA”), a wholly-owned subsidiary of Murphy Oil Corporation (“Murphy” or “Parent”). Murphy acquired the Refinery in 1958.

The Refinery has a rated throughput capacity of 35,000 barrels of crude oil per stream day. The Refinery is located adjacent to the Interprovincial Pipeline (IPL) that originates in Alberta, Canada. The Refinery utilizes the IPL to obtain most of its crude oil feedstock, which includes light, sweet synthetic and conventional crude oils as well as heavy asphaltic type crude oil. In addition to a crude unit, the Refinery’s other units include vacuum distillation, fluid catalytic cracking, naphtha hydrotreating, catalytic reforming, and gasoline and distillate hydrotreating.

The major marketing assets of the Business include several owned or leased refined product terminals, including:

Superior, Wisconsin — light products, asphalt

Duluth, Minnesota — light products

Duluth Marine, Minnesota — marine bunker fuels

Rhinelander, Wisconsin — asphalt

Crookston, Minnesota — asphalt

Grand Island, Nebraska (leased) — asphalt

Tooele, Utah (leased) — asphalt

The Business includes the crude oil supply activities of the Refinery. Amounts owed for purchases of crude oil from third parties are included in accounts payable and accrued liabilities.

The Superior terminal is adjacent to the Refinery. Product is shipped to the Duluth light products terminal by pipeline. Asphalt is trucked to Rhinelander and Crookston and is transported by rail to Grand Island and Tooele. Marine bunker fuels are shipped via truck to the Duluth marine terminal, which is located on Lake Superior.

B.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — These financial statements have been prepared in accordance with applicable United States generally accepted accounting principles (GAAP). Although the Business is operated as a component of an integrated U.S. refining and marketing (R&M) operation, these financial statements are presented as if the Business was operated as a stand-alone entity separate from an integrated R&M operation.

In the opinion of the Business’ management, the unaudited financial statements presented herein include all accruals necessary to present fairly the Business’ financial position at June 30, 2011, and the results of operations, cash flows and changes in net parent investment for the six-month periods ended June 30, 2011 and 2010, in conformity with accounting principles generally accepted in the United States.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

Significant considerations in preparing these financial statements include:

•	use of MOUSA’ s historical cost basis in the Business.

•	the Business sells a significant portion of its refined products to related parties, primarily the marketing division of MOUSA. The transfer price used for these product sales is based primarily on the Platt’s Group Ill Mean posted price for the month the sale to the related party occurred.

•	the Business purchases certain crude oil feedstock from affiliates of Murphy. The purchase price has been established for this crude oil, based on NYMEX WTI calendar month average plus/minus a differential.

•	the Business does not have its own financing facilities. The Business relies on Murphy and its subsidiaries to provide credit and financing as needed to operate.

•	allocations and estimates of general and administrative costs attributable to operations of the Business have been made as determined by management in accordance with SEC Staff Accounting Bulletin (SAB) Topic 1-B “Allocation of expenses and related disclosures in financial statements of subsidiaries, divisions or lesser business components of another entity.” This includes allocation for MOUSA and Murphy overhead as deemed appropriate.

The historical results are not necessarily indicative of the results to be expected in future periods.

Use of Estimates — In preparing the financial statements of the Business in conformity with U.S. GAAP, management has made a number of estimates and assumptions related to the reporting of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. Actual results may differ from the estimates.

Revenue Recognition — Revenues associated with sales of refined products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customer, which may include related party sales to other components of MOUSA. Title transfers for bulk refined products generally occur at pipeline custody points or upon truck loading at product terminals.

The Business enters into buy/sell and similar arrangements when crude oil and other petroleum products are held at one location but are needed at a different location. The Business often pays or receives funds related to the buy/sell arrangement based on location or quality differences. The Business accounts for such transactions on a net basis in its Statements of Income.

Taxes Collected From Customers and Remitted to Government Authorities — Excise and other taxes collected on sales of refined products and remitted to governmental agencies are excluded from revenues and costs and expenses in the Statements of Income. Excise taxes collected and remitted were $19,446 and $18,376 in the six-month periods ended June 30, 2011 and 2010, respectively.

Cash and Cash Equivalents — Short-term investments, which include government securities and other instruments with government securities as collateral, that have a maturity of three months or less from the date of purchase are classified as cash equivalents. The Business, similar to all MOUSA businesses, participates in Murphy’s consolidated U.S. cash management system. Therefore, all cash inflows and outflows of the Business are managed by Murphy and accounted for as a change in Net Parent Investment. See also Net Parent Investment section of this note and Note K.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

Accounts Receivable — The Business’ accounts receivable include certain direct sales to third parties from the Refinery and sales from terminals. The receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses on these receivables. Management reviews this allowance at least quarterly and bases its assessment on a combination of current information about its customers and historical write-off experience.

Inventories — Inventories of crude oil, other blend stocks and finished products are valued at the lower of cost, applied on a last-in, first-out (LIFO) basis, or market. Materials and supplies are valued at the lower of average cost or estimated value.

Property, Plant and Equipment — Refineries and certain marketing facilities are depreciated primarily using the straight-line method with depreciable lives ranging from 16 to 25 years. Gains and losses on disposals or retirements are included in income as a separate component of revenues. Management evaluates impairment of long-lived assets on a specific asset basis or in groups of similar assets, as applicable. An impairment is recognized when the estimated undiscounted future net cash flows of an asset are less than its carrying value.

The Business has not recorded an asset retirement obligation (ARO) for its refining and certain of its marketing assets because sufficient information is presently not available to estimate a range of potential settlement dates for the obligation. These assets are consistently being upgraded and are expected to be operational into the foreseeable future. An ARO liability will be recorded in the period in which sufficient information exists to estimate the liability. An insignificant ARO liability for the Duluth Marine terminal has been recorded in the Business’ Balance Sheets within deferred credits and other liabilities for all periods presented.

Turnarounds for major processing units are scheduled at four to five year intervals at the Refinery. Turnaround work associated with various other less significant units at the Refinery will vary depending on operating requirements and events. The Business defers turnaround costs incurred and amortizes such costs through Operating Expenses over the period until the next scheduled turnaround. All other maintenance and repairs are expensed as incurred. Renewals and betterments are capitalized.

Environmental Liabilities — A liability for environmental matters is established when it is probable that an environmental obligation exists and the cost can be reasonably estimated. If there is a range of reasonably estimated costs, the most likely amount will be recorded, or if no amount is most likely, the minimum of the range is used. Related expenditures are charged against the liability. Environmental remediation liabilities have not been discounted for the time value of future expected payments. Environmental expenditures that have future economic benefit are capitalized.

Income Taxes — The Business accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are in effect when the differences are expected to reverse.

The Business’ results of operations are included in the consolidated federal income tax return of Murphy, while in most cases, these results have been included in the various state tax returns of MOUSA. For these financial statements, federal and state income taxes have been computed and recorded as if the Business filed separate federal and state income tax returns. Federal and state

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

income tax benefits of operating losses generated are recognized to the extent that they could be expected to reduce federal income tax expense for the Business via a carryback to a previous year or carried forward for use in a subsequent year. The calculations of current and deferred income taxes, therefore, require use of certain assumptions, allocations and estimates that management believes are reasonable to reflect the Business’ income taxes as a stand-alone taxpayer. The Business has elected to classify any interest expense and penalties related to the underpayment of income taxes in Interest Expense in the Statements of Income.

Derivative Instruments and Hedging Activities — The fair value of a derivative instrument is allocated as an asset or liability in the Business’ Balance Sheets as the derivative provides an effective economic hedge to identified risks associated with the Business. Upon entering into a derivative contract, management may designate the derivative as either a fair value hedge or a cash flow hedge, or decide that the contract is not a hedge, and thenceforth, recognize changes in the fair value of the contract in earnings. Management documents the relationship between the derivative instrument designated as a hedge and the hedged items as well as its objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as fair value or cash flow hedges are linked to specific assets and liabilities or to specific firm commitments or forecasted transactions. Management assesses at inception and on an ongoing basis whether a derivative instrument used as a hedge is highly effective in offsetting changes in the fair value or cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting. Changes in the fair value of a qualifying fair value hedge are recorded in earnings along with the gain or loss on the hedged item. Changes in the fair value of a qualifying cash flow hedge are recorded in other comprehensive loss until the hedged item is recognized in earnings. When the income effect of the underlying cash flow hedged item is recognized in the Statements of Income, the fair value of the associated cash flow hedge is reclassified from other comprehensive income or loss into earnings. Ineffective portions of a cash flow hedge derivative’s change in fair value are recognized currently in earnings. If a derivative instrument no longer qualifies as a cash flow hedge and the underlying forecasted transaction is no longer probable of occurring, hedge accounting is discontinued and the gain or loss recorded in other comprehensive or loss is recognized immediately in earnings. See Note H for further information about the Business’ derivative instruments.

Stock-Based Compensation — The fair value of awarded stock options and restricted stock units is determined based on a combination of management assumptions and the market value of Murphy’s common stock. Management uses the Black-Scholes option pricing model for computing the fair value of stock options. The primary assumptions made by management include the expected life of the stock option award and the expected volatility of Murphy’s common stock prices. Management uses both historical data and current information to support its assumptions. Stock option expense is recognized on a straight-line basis over the respective vesting period of two or three years. Management uses a Monte Carlo valuation model to determine the fair value of performance-based restricted stock units and expense is recognized over the three-year vesting period. Management estimates the number of stock options and performance-based restricted stock units that will not vest and adjusts its compensation expense accordingly. Differences between estimated and actual vested amounts are accounted for as an adjustment to expense when known. See Note G for a discussion of the basis of allocation of such costs.

Net Parent Investment — The Net Parent Investment represents a net balance reflecting Murphy’s initial investment in the Business and subsequent adjustments resulting from the operations

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

of the Business and various transactions between the Business and Murphy. The balance is the result of the Business’ participation in Murphy’s centralized cash management program under which all the Business’ cash receipts are remitted to and all cash disbursements are funded by Murphy. The net balance includes amounts due from or owed to Parent. Other transactions affecting the Net Parent Investment include general and administrative expenses incurred by Murphy and allocated to the Business. There are no terms of settlement or interest charges associated with the Net Parent Investment balance. Changes in amounts owed to or due from Parent are included in financing activities in the Statements of Cash Flows.

C.	INVENTORIES

Inventories accounted for under the LIFO method totaled $105,099 at June 30, 2011 and $64,418 at December 31, 2010. These amounts were $153,124 and $104,163, respectively, less than such inventories would have been valued using the FIFO method.

D.	PROPERTY, PLANT AND EQUIPMENT

Investment in property, plant and equipment is shown below.

	June 30, 2011		December 31, 2010
	Cost	Net	Cost	Net

Refining	$337,866	158,134	322,110	149,126
Other	24,997	9,795	24,189	9,460

	$362,863	167,929	346,299	158,586

E.	INCOME TAXES

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense.

	Six Months Ended June 30,
	2011	2010

Income tax expense based on the U.S. statutory tax rate	$10,860	1,692
State income taxes, net of federal benefit	1,006	158
Qualified production activities deduction	(671)	(105)
Other, net	(25)	(2)

Total	$11,170	1,743

In management’s judgment, the deferred tax assets will more likely than not be realized as reductions of future taxable income of the Business. There were no valuation allowances for deferred tax assets as of June 30, 2011 and 2010.

Under U.S. GAAP the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

amount that is greater than 50 percent likely of being realized upon ultimate settlement. The Business has not recorded any effect for unrecognized income tax benefits for either of the periods reported.

Murphy’s tax returns in multiple jurisdictions that include the Business are subject to audit by taxing authorities. These audits often take years to complete and settle. As of June 30, 2011, the earliest year remaining open for audit and/or settlement in the United States is 2007. Although management believes that recorded liabilities for unsettled issues are adequate, gains or losses could occur in future years from resolution of outstanding matters.

F.	EMPLOYEE AND RETIREE BENEFIT PLANS

Pension and Other Postretirement Plans — Murphy sponsors noncontributory defined benefit pension plans for union employees at the Refinery. In addition, Murphy has noncontributory defined benefit pension plans that cover most full-time non-union employees of the Business. The activities of these plans are allocated by Murphy’s consulting actuary to the various operations of Murphy, which includes the Business. Murphy’s tax qualified plans meet the funding requirements of federal laws and regulations. Murphy also sponsors a plan that provides health care and life insurance benefits, which are not funded, for most retired employees. The health care benefits are contributory; the life insurance benefits are noncontributory. For purposes of these financial statements, the Business is considered to be participating in multi-employer benefit plans of Murphy due to commingling of various plan assets of Murphy.

The Business’ allocated share of the Parent’s employee pension and postretirement plan expenses was $1,257 and $1,103 for the six-month periods ended June 30, 2011 and 2010, respectively. Employee benefit plan expenses incurred by the Business are included in operating expenses with the related payroll costs.

Thrift Plans — Most full-time employees of the Business may participate in thrift plans by allotting up to a specified percentage of their base pay. Murphy matches contributions at a stated percentage of each employee’s allotment based on years of participation in the plans. Amounts charged to expense for these plans for the six-month periods ended June 30, 2011 and 2010 were $213 and $219, respectively.

G.	STOCK-BASED COMPENSATION

Costs resulting from all share-based payment transactions are allocated and recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Certain employees of Murphy have received annual grants in the form of Murphy stock options and/or restricted stock units. Accordingly, the Business has recorded compensation expense for these plans in accordance with SAB Topic 1-B. All compensation expense related to these plans for full-time employees of the Business has been allocated 100% to the Business. For employees whose services cover both the Business and other Murphy entities, the Business records share-based compensation based on the estimated percentage of time spent by each management member providing services to the Business applied to the total share-based

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

compensation of each employee. Amounts recognized in the financial statements by the Business with respect to Murphy’s share-based plans are as follows.

	Six Months Ended June 30,
	2011	2010

Compensation charged against income before income tax benefit	$772	826
Related income tax benefit recognized in income	270	289

These amounts recognized have been allocated based on similar methods to other compensation related expenses (i.e. salaries and other benefits).

As of June 30, 2011, there was $828 in compensation costs to be expensed over approximately the next two and a half years related to unvested share-based compensation arrangements granted to employees of the Business.

Stock Options — Murphy’s Executive Compensation Committee (the Committee) fixes the option price of each option granted at no less than fair market value (FMV) of Murphy common stock on the date of the grant and fixes the option term at seven years from such date. One-half of each grant is exercisable after two years and the remainder after three years. The fair value of each option award is estimated on the date of grant using the Black-Scholes pricing model.

Performance-Based Restricted Stock Units — Restricted stock units were granted in 2010 and 2011 under Murphy’s 2007 Long-Term Incentive Plan, Each grant will vest if Murphy achieves specific objectives based on market conditions at the end of the designated performance period. Additional shares may be awarded if objectives are exceeded, but some or all shares may be forfeited if objectives are not met. The performance conditions generally include a measure of Murphy’s total shareholder return over the performance period compared to an industry peer group of companies. No dividends are paid or voting rights exist on awards of restricted stock units; however, if these restricted stock units ultimately vest, past dividends from the date of award will also accrue. During the performance period, restricted stock units are subject to transfer restrictions and are subject to forfeiture if a grantee terminates employment. The fair value of the performance units granted was estimated on the date of grant using a Monte Carlo valuation model. If performance goals are not met, shares will not be awarded, but recognized compensation cost associated with the stock award would not be reversed.

H.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Derivative Instruments — The Business makes limited use of derivative instruments to manage certain risks related to commodity prices. The use of derivative instruments for risk management is covered by operating policies and is closely monitored by senior management. The Business does not hold any derivatives for speculative purposes and it does not use derivatives with leveraged or complex features. Derivative instruments are traded primarily with creditworthy major financial institutions or over national exchanges such as the New York Mercantile Exchange (NYMEX). To qualify for hedge accounting, the changes in the market value of a derivative instrument must historically have been, and would be expected to continue to be, highly effective at offsetting changes in the prices of the hedged item. To the extent that the change in fair value of a derivative instrument has less than perfect correlation with the change in the fair value of the hedged item, a portion of the

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

change in fair value of the derivative instrument is considered ineffective and would normally be recorded in earnings during the affected period.

Fair Value — The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and cash equivalents, accounts receivable, investments and noncurrent receivables included in other assets, accounts payable and accrued liabilities all had fair values approximating carrying amounts. The fair value of letters of credit, which represents fees associated with obtaining the instruments, was nominal.

Crude Oil Purchase Price Risks — The Business purchases crude oil as feedstock and is therefore subject to commodity price risk. Short-term derivative instruments were outstanding at June 30, 2011 and 2010 to manage the purchase of 0.1 million barrels of crude oil in each period at the Refinery. The total impact of marking to market derivative contracts in the six-month periods ended June 30, 2011 and 2010 decreased income before taxes by $121 and increased income before taxes by $249, respectively.

At June 30, 2011 and December 31, 2010, the fair value of derivative instruments not designated as hedging instruments are presented in the following table.

	June 30, 2011		December 31, 2010
	Asset (Liability) Derivatives		Asset (Liability) Derivatives
Type of Contracts	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Commodity Derivative	Accounts receivable	$1,857	Accounts payable and accrued liabilities	$(335)

For the six-month periods ended June 30, 2011 and 2010, the gains recognized in the Statements of Income for commodity derivative contracts not designated as hedging instruments are presented in the following table.

	Location of Gain	Amount of Gain
	Recognized in	Recognized in
Six Months Ended	Income on Derivative	Income on Derivative

June 30, 2011	Crude oil and product purchases	$388
June 30, 2010	Crude oil and product purchases	579

Credit Risks — The primary credit risks for the Business are associated with trade accounts receivable and derivative instruments. Trade receivables arise mainly from sales of petroleum products to a large number of customers who are geographically dispersed in the United States. The credit history and financial condition of potential customers are reviewed before credit is extended, security is obtained when deemed appropriate based on a potential customer’s financial condition, and routine follow-up evaluations are made. The combination of these evaluations and the large number of customers tends to limit the risk of credit concentration to an acceptable level.

I.	CONTINGENCIES

The operations and earnings of the Business have been and may be affected by various forms of governmental action. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; import and export controls; price controls; currency controls; allocation of supplies of crude oil and petroleum products, corn and other goods; laws and regulations

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting the Business relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations, may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on the Business.

Environmental and Safety Matters — The Business and other companies in the oil and gas industry are subject to numerous federal, state and local laws and regulations dealing with the environment. Violation of federal or state environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and construction bans or delays. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject the Business to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

The Business currently owns or leases, and has in the past owned or leased, properties at which hazardous substances have been or are being handled. Although the Business has used operating and disposal practices that were standard in the industry at the time, hazardous substances may have been disposed of or released on or under the properties owned or leased by the Business or on or under other locations where these wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes were not under the control of the Business. Under existing laws, the Business could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), and to clean up contaminated property (including contaminated groundwater). While some of these historical properties are in various stages of negotiation, investigation, and/or cleanup, the Business is investigating the extent of any such liability and the availability of applicable defenses and believes costs related to these sites will not have a material adverse affect on the Business’ future net income, financial condition or liquidity.

There is the possibility that environmental expenditures could be required at currently unidentified sites, and new or revised regulations could require additional expenditures at the known site. However, based on information currently available, the amount of future remediation costs incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Business’ future net income, cash flows or liquidity.

Legal Matters — The Business and Murphy are engaged in a number of other legal proceedings, all of which management considers routine and incidental to its business. Based on information currently available, the ultimate resolution of environmental and legal matters referred to in this note is not expected to have a material adverse effect on the Business’ net income, financial condition or liquidity in a future period.

J.	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

The FASB’s fair value measurements rule establishes a fair value hierarchy based on the quality of inputs used to measure fair value, with Level 1 being the highest quality and Level 3 being the lowest quality. Level 1 inputs are quoted prices in active markets for identical assets or liabilities.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

Level 2 inputs are observable inputs other than quoted prices included within Level 1. Level 3 inputs are unobservable inputs which reflect assumptions about pricing by market participants.

The Business carries certain assets and liabilities at fair value in its Balance Sheet. The fair value measurements for these assets and liabilities at June 30, 2011 and December 31, 2010 are presented in the following table.

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in
		Active Markets for
		Identical Assets	Significant Other	Significant
		(Liabilities)	Observable Inputs	Unobservable
	Fair Value	(Level 1)	(Level 2)	Inputs (Level 3)

Assets (Liabilities)
Commodity Derivatives
June 30, 2011	$1,857	—	1,857	—
December 31, 2010	$(335)	—	(335)	—

The fair value of commodity derivative was determined based on market quotes for West Texas Intermediate crude contracts at the balance sheet date. The change in fair value of commodity derivatives is recorded in Crude Oil and Product Purchases in the Statements of Income. The carrying value of the Business’ Accounts Receivable and Accounts Payable approximates fair value.

K.	RELATED-PARTY TRANSACTIONS

Related-party transactions of the Business include the sale of refined products by the Business to MOUSA, the purchases of crude oil and natural gas by the Business from Murphy, and the allocation of certain general and administrative costs from Murphy to the Business.

Sales of refined products from the Business to MOUSA are recorded at intercompany transfer prices which are market prices adjusted by quality, location, and other differentials on the date of the sale. Purchases of crude oil and natural gas by the Business from Murphy are recorded at market prices. General and administrative costs are charged by Murphy to the Business based on management’s determination of such costs attributable to the operations of the Business. However, such related-party transactions cannot be presumed to be carried out on an arm’s length basis as the requisite conditions of competitive, free-market dealings may not exist. For purposes of these financial statements, payables and receivables related to transactions between the Business and MOUSA are included as a component of the Net Parent Investment.

Murphy provides cash management services to the Business. As a result, the Business generally remits funds received to Murphy, and Murphy pays all operating and capital expenditures on behalf of the Business. Such cash transactions are reflected in the change in the Net Parent Investment.

During 2011 and 2010, Murphy provided the Business with certain general and administrative services, including centralized corporate functions of legal, accounting, treasury, environmental, engineering, information technology, and human resources. For these services, Murphy charged the Business a portion of its total general and administrative expenses incurred in the United States, with this allocation based on one or more of (a) percentage of direct costs incurred, (b) Refinery throughput, and (c) employee headcount. The amounts allocated were $7,543 and $6,013 for the six-month periods ended June 30, 2011 and 2010, respectively.

SUPERIOR REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS — (Contd.)
June 30, 2011 and 2010
(Thousands of dollars)
(Unaudited)

Management believes that the assumptions, estimates and allocations used to prepare the financial statements of the Business are reasonable. The revenues, costs and expenses reflected in the financial statements may have been different had the Business operated as a separate entity.

L.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of issuance of these financial statements (August 25, 2011). In certain cases, events that occur after the balance sheet date lead to recognition and/or disclosure in the financial statements.

In July 2010, Murphy announced that its Board of Directors had approved plans to exit the U.S. refining and U.K. refining and marketing businesses. These operations include the Business. On July 25, 2011, Murphy announced that MOUSA had entered into an agreement to sell the Business for $214 million. As part of this agreement, liquid inventories at these locations will also be sold at fair value.